EXHIBIT 3.1
EXECUTION VERSION

Certificate of Designations of
5.625% Series A Cumulative Perpetual Convertible Preferred Stock of
Cowen Group, Inc.
We, Stephen A. Lasota, Chief Financial Officer, and Owen S. Littman, General Counsel and Corporate Secretary, of Cowen Group, Inc., a Delaware corporation (the “Company”), do hereby certify that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, (a) on May 13, 2015, the board of directors of the Company delegated to its Pricing Committee (the “Pricing Committee”) the power to determine the voting powers, designations, preferences, rights and qualifications, limitations or restrictions and other terms of a series of preferred stock, and (b) on May 18, 2015, the Pricing Committee adopted the resolution set forth immediately below, which resolution is now, and at all times since its date of adoption has been, in full force and effect:
RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation (as it may be amended from time to time, the “Restated Certificate”) of the Company, which authorizes the issuance of up to 10,000,000 shares of Preferred Stock, par value $0.01 per share, a series of Preferred Stock be, and hereby is, created, and that the designation and number of shares of such series, and the voting powers, designations, preferences, rights and qualifications, limitations or restrictions and other terms thereof are as set forth in the Restated Certificate and this Certificate of Designations, as it may be amended from time to time (the “Certificate of Designations”), as follows:
Section 1.Designation and Amount. The shares of such series shall be designated as the “5.625% Series A Cumulative Perpetual Convertible Preferred Stock,” par value $0.01 per share (the “Convertible Preferred Stock”), and the authorized number of shares constituting such series shall be 120,750. Such number of shares may be decreased by resolution of the Board of Directors; provided, no decrease shall reduce the number of shares of Convertible Preferred Stock to a number less than that of the shares Outstanding.
Section 2.    Definitions. As used herein, the following terms shall have the meanings given to them in this Section 2. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Restated Certificate, unless the context otherwise requires.
(a)    “Affiliate” shall have the meaning ascribed to it under Rule 144.
(b)    “Agent Members” shall have the meaning specified in Section 17(a).
(c)    “Board of Directors” shall mean (i) the Board of Directors of the Company or (ii) with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.
(d)    “Business Day” shall mean, with respect to any share of the Convertible Preferred Stock, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(e)    “Capital Stock” of any Person shall mean any and all shares, interests, participations or other equivalents however designated of stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest that, prior to conversion or exchange, rank senior to all equity interests of such Person), warrants or options to acquire an equity interest in such Person.
(f)    “Cash Settlement” shall have the meaning specified in Section 11(d)(i).
(g)    “Clause A Distribution” shall have the meaning specified in Section 13(c).
(h)    “Clause B Distribution” shall have the meaning specified in Section 13(c).
(i)    “Clause C Distribution” shall have the meaning specified in Section 13(c).
(j)    “close of business” shall mean 5:00 p.m. (New York City time).
(k)    “Combination Settlement” shall have the meaning specified in Section 11(d)(i).
(l)    “Common Equity” of any Person shall mean Capital Stock of such Person that is generally entitled (i) to vote in the election of directors of such Person or (ii) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
(m)    “Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company, subject to Section 8.
(n)    “Continuing Director” shall mean a director who either was a member of the Company’s board of directors on May13, 2015 or who becomes a member of the Company’s board of directors subsequent to that date and whose election, appointment or nomination for election by the shareholders of the Company is duly approved by a majority of the Continuing Directors on the Company’s board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of its entire board of directors in which such individual is named as nominee for director.
(o)    “Conversion Agent” shall have the meaning specified in Section 18(a).
(p)    “Conversion Date” shall mean (i) in the case of a conversion at the option of a holder pursuant to Section 11(a), the date that the procedures for such a conversion specified in Section 11(b) have been complied with, and (ii) in the case of a Mandatory Conversion, the Mandatory Conversion Date.
(q)    “Conversion Price” shall mean, at any time, $1,000 divided by the Conversion Rate in effect at such time.
(r)    “Conversion Rate” per share of Convertible Preferred Stock shall mean 152.2476 shares of Common Stock, subject to adjustment as set forth herein.

(s)    “Daily Conversion Value” shall mean, for each of the 50 consecutive Trading Days during the Observation Period, 2% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.
(t)    “Daily Measurement Value” shall mean the Specified Dollar Amount, divided by 50.
(u)    “Daily Settlement Amount,” for each of the 50 consecutive Trading Days during the Observation Period, shall consist of:
(i)    cash equal to the lesser of (x) the Daily Measurement Value and (y) the Daily Conversion Value; and
(ii)    if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (x) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (y) the Daily VWAP for such Trading Day.
(v)    “Daily VWAP” shall mean, for each relevant Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “COWN <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
(w)    “Date of First Issuance” shall have the meaning specified in Section 3(b).
(x)    “Depository” or “DTC” shall mean The Depository Trust Company, or any successor depository.
(y)    “Distributed Property” shall have the meaning specified in Section 13(c).
(z)    “Dividend Blocker Provisions” shall have the meaning specified in Section 5(b).
(aa)    “Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2015, or if any such date is not a Business Day, the next succeeding Business Day (and no interest on the relevant dividend payment will accrue in respect of any resulting delay in the payment of such dividend); provided, that if such Business Day falls in the next succeeding calendar month, the Dividend Payment Date shall be brought forward to the immediately preceding Business Day.
(bb)    “Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial “Dividend Period,” which shall be the period from, and including, the Date of First Issuance to, but excluding, August 15, 2015.
(cc)    “Dividend Rate” shall mean the rate per annum of 5.625% of the Liquidation Preference per share of Convertible Preferred Stock, subject to increase pursuant to Section 3(g) and Section 3(h).
(dd)    “Effective Date” shall have the meaning specified in Section 12(b), except that, as used in Section 13, “Effective Date” shall mean the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
(ee)    “Ex-Dividend Date” shall mean the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
(ff)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(gg)    A “Fundamental Change” shall be deemed to have occurred at the time that any of the following occurs:
(i)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the Company’s or its Subsidiaries’ employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
(ii)    the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock converted into cash, securities or other property; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries;
(iii)    Continuing Directors cease to constitute at least a majority of the Company’s board of directors;
(iv)    the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(v)    the Common Stock (or other common stock underlying the Convertible Preferred Stock) ceases to be listed or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);
provided, however, that a transaction or transactions described in clause (i) or (ii) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common equity that are listed or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Convertible Preferred Stock becomes convertible into such consideration, excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights, subject to Section 11(d).
(hh)    “Fundamental Change Company Notice” shall have the meaning specified in Section 12(e).
(ii)    “Fundamental Change Conversion Deadline” shall have the meaning specified in Section 12(a).
(jj)    “Fundamental Change Conversion Right” shall have the meaning specified in Section 12(a).
(kk)    “Fundamental Change Make-Whole Premium” shall have the meaning specified in Section 12(a).
(ll)    “Global Preferred Share” shall have the meaning specified in Section 17(a).
(mm)    “Global Shares Legend” shall have the meaning specified in Section 17(a).
(nn)    “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) of the Common Stock on such date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the “Last Reported Sale Price” shall be the average of the mid-points of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

(oo)    “Liquidation Preference” shall have the meaning specified in Section 7(a).
(pp)    “Market Disruption Event” shall mean (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
(qq)    “Mandatory Conversion” shall have the meaning specified in Section 9(a).
(rr)    “Mandatory Conversion Date” shall have the meaning specified in Section 9(b).
(ss)    “Observation Period” shall mean, with respect to any Convertible Preferred Stock being converted, the 50 consecutive day Trading Day period beginning on, and including, the third Trading Day immediately following the relevant Conversion Date.
(tt)    “Offering Memorandum” means the preliminary offering memorandum dated May 13, 2015, as supplemented by the pricing term sheet dated May 13, 2015, in each case, relating to the offering and sale of the Convertible Preferred Stock.
(uu)    “Officer” shall mean the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.
(vv)    “open of business” shall mean 9:00 a.m. (New York City time).
(ww)    “Outstanding” shall mean, when used with respect to Convertible Preferred Stock, as of any date of determination, all Convertible Preferred Stock theretofore issued under this Certificate of Designations, except (i) shares of Convertible Preferred Stock (x) that have been converted pursuant to Section 9, Section 11(a) or Section 12, (y) as to which any Common Stock deliverable, and/or any cash, securities or other properties or assets deliverable or payable, upon such conversion has been delivered or paid, as the case may be, pursuant to Section 11(d), and (z) that are required to be cancelled pursuant to Section 6, and (ii) shares of Convertible Preferred Stock that have been repurchased or otherwise acquired by the Company; provided, however, that, in determining whether the holders of Convertible Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Convertible Preferred Stock owned by the Company or its Affiliates shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Convertible Preferred Stock which the Registrar has actual knowledge of being so owned shall be so disregarded.
(xx)    “Paying Agent” shall have the meaning specified in Section 18(a).

(yy)    “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
(zz)    “Physical Settlement” shall have the meaning specified in Section 11(d)(i).
([[)    “Preferred Dividend Default” shall have the meaning specified in Section 4(c).
(aaa)    “Preferred Stock Director” shall have the meaning specified in Section 4(c).
(bbb)    “Record Date” shall mean (i) with respect to a dividend payable on the Convertible Preferred Stock (a) on any Dividend Payment Date, the first day of the month in which such Dividend Payment Date falls, or (b) on any other date, a date designated by the Board of Directors as the record date for the payment of such dividend that is not more than 30 nor less than 10 calendar days immediately preceding such payment date and (ii) solely for the purpose of Section 13, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).
(ccc)    “Reference Price” shall have the meaning specified in Section 12(d).
(ddd)    “Reference Property” shall have the meaning specified in Section 8(a).
(eee)    “Registrar” shall have the meaning specified in Section 15.
(fff)    “Resale Restriction Termination Date” shall have the meaning specified in Section 17(c).
(ggg)    “Restricted Securities” shall have the meaning specified in Section 17(c).
(hhh)    “Rule 144” shall mean Rule 144 as promulgated under the Securities Act.
(iii)    “Scheduled Trading Day” shall mean any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” shall mean a Business Day.
(jjj)    “SEC” or “Commission” shall mean the Securities and Exchange Commission.
(kkk)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(lll)    “Settlement Amount” shall have the meaning specified in Section 11(d)(iv).

(mmm)    “Settlement Method” shall have the meaning specified in Section 11(d)(i).
(nnn)    “Settlement Notice” shall have the meaning specified in Section 11(d)(iii).
(ooo)    “Share Cap” shall mean, initially, 183.4825 shares of Common Stock per share of Convertible Preferred Stock; provided that if, as of the tenth Business Day following the 30th calendar day following May 13, 2015, the full number of additional shares of Convertible Preferred Stock issuable at the initial purchasers’ option under the Purchase Agreement, dated May 13, 2015, among such initial purchasers and the Company, for the Convertible Preferred Stock have not been issued, the “Share Cap” shall be automatically increased to be a number of shares equal to (i) 22,155,522 divided by (ii) the sum of 105,000 and the aggregate number of shares of Convertible Preferred Stock that have been issued pursuant to such option on or before such day, rounded down to the nearest 1/10,000th of a share; provided further that the “Share Cap” shall be adjusted at the same time, and in the same manner, as the Conversion Rate is adjusted, as set forth in Section 13, rounded down to the nearest 1/10,000th of a share.
(ppp)    “Share Exchange Transaction” shall have the meaning specified in Section 8(a).
(qqq)    “Specified Dollar Amount” shall mean, with respect to any converted shares of Convertible Preferred Stock as to which Combination Settlement applies, the maximum cash amount per share of Convertible Preferred Stock to be received upon conversion as specified (or deemed specified) in the relevant Settlement Notice, if any.
(rrr)    “Spin-Off” shall have the meaning specified in Section 13(c).
(sss)    “Stock Price” shall have the meaning specified in Section 12(b).
(ttt)    “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
(uuu)    “Trading Day” shall mean, other than for the purpose of determining amounts due upon conversion of the Convertible Preferred Stock, a day during which trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not listed on The NASDAQ Global Select Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading; provided that if the Common Stock is not so listed or admitted for trading, “Trading Day” shall mean a Business Day. For purposes of determining amounts due upon conversion of the Convertible Preferred Stock only, “Trading Day” shall mean a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common

Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading; provided that if the Common Stock is not so listed or admitted for trading, “Trading Day” shall mean a Business Day.
(vvv)    “Transfer Agent” shall have the meaning specified in Section 15.
(www)    “Trigger Event” shall have the meaning specified in Section 13(c).
(xxx)    “unit of Reference Property” shall have the meaning specified in Section 8(a).
(yyy)    “Valuation Period” shall have the meaning specified in Section 13(c).
Section 3.    Dividends and Distributions.
(a)    Holders of Convertible Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company out of funds legally available for the payment of dividends, cumulative cash dividends on each share of Convertible Preferred Stock at the Dividend Rate. The Dividend Rate shall be increased in the circumstances described in Section 3(g) and Section 3(h) below.
(b)    Dividends on the Convertible Preferred Stock shall accumulate from the first date of original issuance of the Convertible Preferred Stock (the “Date of First Issuance”), or if dividends have been paid on the Convertible Preferred Stock thereafter, from the most recent Dividend Payment Date. If declared by the Board of Directors, the Company shall pay dividends on the Convertible Preferred Stock quarterly in arrears on each Dividend Payment Date. Any accumulated and unpaid dividends for past Dividend Periods may be declared and paid at any time to holders of record on a Record Date determined in accordance with clause (i)(b) of the definition thereof. The Company will deliver at least ten Business Days’ advance written notice of any such Record Date to holders of the Convertible Preferred Stock.
(c)    The Company shall not be obligated to and shall not pay holders of the Convertible Preferred Stock any interest or sum of money in lieu of interest if dividends are not declared with respect to any Dividend Period.
(d)    The amount of dividends payable on the Convertible Preferred Stock shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward. Holders of Convertible Preferred Stock shall not be entitled to any dividends in excess of the full cumulative dividends on the Convertible Preferred Stock, as herein provided.
(e)    When dividends are to be paid but not in full by the Company (or a sum sufficient to pay them in full is not set apart by the Company) on the Convertible Preferred Stock and any other class or series of Capital Stock ranking, as to dividends, on parity with the Convertible

Preferred Stock, the Company, out of funds legally available therefor, shall declare any dividends on the Convertible Preferred Stock and such other class or series of Capital Stock ranking, as to dividends, on parity with the Convertible Preferred Stock pro rata, so that the amount of dividends so declared per share of Convertible Preferred Stock and such other class or series of Capital Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the Convertible Preferred Stock and such other class or series of Capital Stock (which shall not include any accumulation in respect of unpaid dividends on such other class or series of Capital Stock for prior Dividend Periods if such other class or series of Capital Stock does not have a cumulative dividend) bear to each other.
(f)    Dividends on the Convertible Preferred Stock shall accumulate whether or not (i) the Company has earnings; (ii) there are funds legally available for the payment of those dividends; or (iii) those dividends are authorized or declared.
(g)    If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Convertible Preferred Stock, the Company fails to timely file any report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K), or shares of the Convertible Preferred Stock are not otherwise freely tradable by holders other than the Company’s Affiliates or holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the Convertible Preferred Stock or this Certificate of Designations), the per annum Dividend Rate on the Convertible Preferred Stock shall increase by 0.50% until the earlier of (i) the 370th day after the last date of original issuance of the Convertible Preferred Stock and (ii) the date on which such failure to file has been cured (if applicable) and the Convertible Preferred Stock is so freely tradable.
(h)    Further, if, and for so long as:
(i)    the restrictive legend contemplated by Section 17(c). on the Convertible Preferred Stock has not been removed,
(ii)    the Convertible Preferred Stock is assigned a restricted CUSIP number, or
(iii)    the Convertible Preferred Stock is not otherwise freely tradable by holders other than the Company’s Affiliates or holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of the Convertible Preferred Stock or this Certificate of Designations), as of the 370th day after the last date of original issuance of the Convertible Preferred Stock, the per annum Dividend Rate on the Convertible Preferred Stock shall be increased by 0.50% until the restrictive legend is removed, the Convertible Preferred Stock is assigned an unrestricted CUSIP number and the Convertible Preferred Stock is freely tradable as described above.

(i)    Any additional dividend amounts paid pursuant to clause (g) or (h) above shall be payable at the times and in the manner provided for the payment of regular dividend amounts in this Section 3. Unless the context otherwise requires, any reference to dividends in this Certificate of Designations shall be deemed to include additional dividend amounts if, in such context, additional dividend amounts are, were or would be payable pursuant to either clause (g) or (h) above. Unless the context otherwise requires, any express mention of additional dividends in any provision hereof shall not be construed as excluding additional dividends in those provisions hereof where such express mention is not made.
Section 4.    Voting Rights; Amendments.
(a)    The holders of record of shares of the Convertible Preferred Stock shall not be entitled to any voting rights, except as hereinafter provided in this Section 4, as otherwise required by the Restated Certificate and as otherwise required by Delaware law (including Section 242(b)(2) of the Delaware General Corporation Law). Subject to the provisions of Section 4(b) and Section 4(c) below, in matters where holders of the Convertible Preferred Stock are entitled to vote as a single class, each share of the Convertible Preferred Stock shall be entitled to one vote.
(b)    So long as any shares of Convertible Preferred Stock remain Outstanding, the consent or affirmative vote of holders of at least two-thirds of the Outstanding shares of Convertible Preferred Stock together with each other class or series of Preferred Stock ranking on parity (as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company) with the Convertible Preferred Stock and upon which equivalent voting rights have been conferred and are exercisable, voting together as a single class (and with voting rights allocated pro rata based on the Liquidation Preference of the Convertible Preferred Stock and the liquidation preference of each such other class or series of Preferred Stock), in person or by proxy, at an annual meeting of the Company’s shareholders or at a special meeting called for the purpose, or by written consent in lieu of such a meeting, shall be required:
(i)    to authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the Convertible Preferred Stock with respect to the payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding-up of the Company’s affairs, or reclassify any of the authorized Capital Stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or
(ii)    to amend, alter or repeal the provisions of the Restated Certificate, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Convertible Preferred Stock.
For the avoidance of doubt, (x) no change shall be made to the terms of the Convertible Preferred Stock except under the limited circumstances as set forth in this Certificate of Designations and (y) any amendment or alteration to the terms of the Convertible Preferred Stock made pursuant to Section 8 in connection with any Share Exchange Transaction shall not be deemed to adversely affect any right, preference, privilege or voting power of the Convertible Preferred Stock for purposes of clause (ii) above.
Holders of shares of the Convertible Preferred Stock shall not be entitled to vote with respect to any increase in the total number of authorized shares of Common Stock or Preferred Stock, the creation or issuance of any other class or series of Capital Stock, or any increase in the number of authorized shares of any other class or series of Capital Stock, in each case, ranking on parity with or junior to the Convertible Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above. Holders of shares of the Convertible Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of shares of the Convertible Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation, involving the Company or a sale of all or substantially all of the Company’s property or assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Convertible Preferred Stock, except as set forth above.
(c)    If at any time dividends on the Convertible Preferred Stock are in arrears and unpaid for at least six or more Dividend Periods (including, for the avoidance of doubt, the Dividend Period beginning on, and including, the Date of First Issuance and ending on, but excluding August 15, 2015), whether or not consecutive (a “Preferred Dividend Default”), holders of shares of Convertible Preferred Stock (voting together as a single class with the holders of all other classes or series of Preferred Stock upon which equivalent voting rights have been conferred and are exercisable (and with voting rights allocated pro rata based on the Liquidation Preference of the Convertible Preferred Stock and the liquidation preference of each such other class or series of Preferred Stock)) shall be entitled to vote for the election of two additional directors to serve on the Board of Directors (each, a “Preferred Stock Director”). In such a case, the number of directors serving on the Board of Directors shall be automatically increased by two.
(d)    The election of Preferred Stock Directors upon a Preferred Dividend Default shall take place:
(i)    at a special meeting, which shall be called by the Company at the written request of holders of at least 25% of the Outstanding shares of Convertible Preferred Stock together with any other class or series of Preferred Stock upon which equivalent voting rights have been conferred and are exercisable (and with voting rights allocated pro rata based on the Liquidation Preference of the Convertible Preferred Stock and the liquidation preference of each such other class or series of Preferred Stock), if this request is received more than 90 calendar days before the date fixed for the Company’s next annual or special meeting of shareholders, or, if the Company receives the request for a special meeting within 90 calendar days before the date fixed for the Company’s next annual or special meeting of shareholders, at such annual or special meeting of shareholders; and

(ii)    each subsequent annual meeting (or special meeting held in its place for the election of directors) until the dividends on the Convertible Preferred Stock for all complete Dividend Periods prior to the date of payment plus the dividend for the then-current Dividend Period have been paid in full, or declared and a sum sufficient for such payment is cash is set aside for payment.
At any meeting held for the purpose of electing a Preferred Stock Director, the Preferred Stock Directors shall be elected by a majority of the votes cast by the shares entitled to participate in such election to serve until the next annual meeting of shareholders or special meeting held in its place, and each Preferred Stock Director will be elected to serve until his successor is duly elected and qualifies or until such Preferred Stock Director’s right to hold the office terminates, whichever occurs earlier. Each Preferred Stock Director shall be entitled to one vote on any matter submitted for a vote by the Board of Directors.
(e)    If and when all dividends on the Convertible Preferred Stock accumulated and unpaid shall have been paid in full, or declared and a sum sufficient for such payment in cash is set aside for payment, holders of shares of Convertible Preferred Stock shall be divested of the voting rights set forth in Section 4(c) (subject to re-vesting in the event of any subsequent Preferred Dividend Defaults) and the term of office of such Preferred Stock Directors so elected shall terminate and the entire Board of Directors shall be reduced accordingly.
(f)    The Preferred Stock Directors shall agree, prior to their election to office, to resign upon any termination of the right of the holders of Convertible Preferred Stock and of the right of holders of any other class or series of Preferred Stock with equivalent voting rights to vote as a class for Preferred Stock Directors as herein provided, and upon such termination, the Preferred Stock Directors then in office shall automatically be deemed to have resigned and the number of directors serving on Board of Directors shall be reduced accordingly.
(g)    To the fullest extent permitted by law, without the consent or approval of any holders of the Convertible Preferred Stock, the Company may amend or supplement this Certificate of Designations for one or more of the following purposes:
(iv)    to cure any ambiguity, mistake, defect or inconsistency; or
(v)    to conform the provisions of this Certificate of Designations to the “Description of the Convertible Preferred Stock” section of the Offering Memorandum.
Section 5.    Certain Restrictions.
(a)    So long as any shares of Convertible Preferred Stock remain Outstanding, unless all accumulated and unpaid dividends on the Convertible Preferred Stock for all prior Dividend Periods shall have been or contemporaneously are declared and paid in cash, or declared and a sum sufficient for the payment thereof in cash is set apart for payment, the Company shall not:
(iii)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividend rights or rights upon liquidation, dissolution or winding-up of the Company) to the Convertible Preferred Stock, except dividends or distributions in the form of stock ranking junior to the Convertible Preferred Stock (as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company) and cash solely in lieu of fractional shares in connection with any such dividend or distribution;
(iv)    declare or pay dividends on or make any other distributions on any shares of stock ranking on parity (either as to dividend rights or rights upon liquidation, dissolution or winding-up of the Company) with the Convertible Preferred Stock, except dividends paid ratably on the Convertible Preferred Stock and all such parity stock pursuant to Section 3(e) and dividends or distributions in the form of stock ranking junior to the Convertible Preferred Stock (as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company) and cash solely in lieu of fractional shares in connection with any such dividend or distribution;
(v)    except as permitted in Section 5(a)(iv) below, redeem or purchase or otherwise acquire for consideration any stock ranking on parity (either as to dividend rights or rights upon liquidation, dissolution or winding-up of the Company) with the Convertible Preferred Stock; provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for any shares of any stock ranking junior (as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company) to the Convertible Preferred Stock and any shares of stock ranking on parity as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company (with the same or lesser aggregate liquidation preference) and cash solely in lieu of fractional shares in connection with any such redemption, purchase or other acquisition; and
(vi)    purchase or otherwise acquire for consideration any shares of Convertible Preferred Stock, or any shares of stock ranking junior (as to dividend rights or rights upon liquidation, dissolution or winding up of the Company) to or on parity (as to dividend rights or rights upon liquidation, dissolution or winding up of the Company) with the Convertible Preferred Stock, except in accordance with a purchase offer for Convertible Preferred Stock and any other series or class of stock ranking on parity (as to dividend rights or rights upon the liquidation, dissolution or winding up of the Company) with the Convertible Preferred Stock that is made in writing or by publication to all holders of such shares; provided that such purchase offer is made (i) on a pro rata basis according to the Liquidation Preference of such shares of Convertible Preferred Stock and the liquidation preference of such shares of other parity stock held by each such holder and (ii) upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes; provided further that the Company may make payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority).

(b)    The Company shall not permit any Subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Section 5(a), purchase or otherwise acquire such shares at such time and in such manner. The provisions in this clause (b) and in Section 5(a) above are referred to as the “Dividend Blocker Provisions.”
Section 6.    Reacquired Shares.
Any shares of Convertible Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever, and any shares of Convertible Preferred Stock that have been converted in accordance herewith and for which the consideration required hereunder to be delivered upon conversion has been so delivered, shall be retired and cancelled promptly after the purchase, acquisition or conversion thereof and shall not be reissued as shares of Convertible Preferred Stock. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock.
Section 7.    Liquidation, Dissolution or Winding-Up.
(a)    Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs, before any distribution or payment of the Company’s assets (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock or any other class or series of Capital Stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs, junior to the Convertible Preferred Stock, holders of shares of the Convertible Preferred Stock shall be entitled to be paid out of the Company’s assets legally available for distribution to its shareholders, after payment of or provision for the Company’s debts and other liabilities and the liquidation preference of any stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, senior to the Convertible Preferred Stock, a liquidation preference of $1,000 per share of Convertible Preferred Stock (the “Liquidation Preference”), plus an amount equal to all accumulated and unpaid dividends (whether or not authorized or declared) to, but excluding, the date of payment. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Company’s available assets are insufficient to pay the full amount of the liquidating distributions on all Outstanding shares of Convertible Preferred Stock and the corresponding amounts payable on all shares of each other class or series of Capital Stock ranking, as to rights upon voluntary or involuntary liquidation, dissolution or winding up, on parity with the Convertible Preferred Stock in the distribution of assets, then holders of shares of Convertible Preferred Stock and each such other class or series of Capital Stock ranking, as to rights upon voluntary or involuntary liquidation, dissolution or winding up, on parity with the Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(b)    The Company shall instruct DTC to notify the holders of shares of Convertible Preferred Stock, or if the Convertible Preferred Stock is in certificated form, send a written notice by first class mail to each holder of record of the Convertible Preferred Stock at such holder’s registered address, of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs.
(c)    Neither the consolidation or merger of the Company with or into any other Person, nor the voluntary sale, lease, transfer or conveyance of all or substantially all of the Company’s property or assets shall be deemed to constitute a liquidation, dissolution or winding-up of the Company’s affairs.
(d)    After payment of the Liquidation Preference and an amount equal to all accumulated and unpaid dividends to the date of payment has been made in full to the holders of the Convertible Preferred Stock, as provided in this Section 7, holders of shares of Common Stock and any other class or series of Capital Stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs, junior to the Convertible Preferred Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Convertible Preferred Stock shall not be entitled to share therein.
Section 8.    Effect of Recapitalizations, Reclassifications and Changes of Common Stock.
(a)    In the case of:
(i)    any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);
(ii)    any consolidation, merger or combination or similar transaction involving the Company; or
(iii)    any sale, lease or other transfer to any other Person of the consolidated assets of the Company and its Subsidiaries substantially as an entirety;
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such transaction, a “Share Exchange Transaction”), then, at and after the effective time of the Share Exchange Transaction, the right to convert each share of Convertible Preferred Stock shall be changed into a right to convert each share of Convertible Preferred Stock into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Transaction would have owned or been entitled to receive (the “Reference Property” and the amount of Reference Property into which one share of Common Stock is convertible or exchangeable, a “unit of Reference Property”) upon such Share Exchange Transaction; provided, however, that at and after the effective time of the Share Exchange Transaction, (i) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the Convertible Preferred Stock pursuant to the provisions described in Section 11(d) and (ii) (a) any amount payable in cash upon conversion as set forth in Section 11(d) shall continue to be payable in cash, (b) instead of the number of shares of Common Stock that the Company would have been required to deliver upon conversion of Convertible Preferred Stock in accordance with Section 11(d), the Company shall be required to deliver the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Share Exchange Transaction and (c) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.
(b)    If the Share Exchange Transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then for the purposes of this Section 8, the Reference Property into which the Convertible Preferred Stock shall be convertible shall be deemed to be (i) the weighted average of the types and amounts of consideration per share received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration per share actually received by holders of Common Stock. The Company shall notify holders and the Conversion Agent of the weighted average as soon as practicable after such determination is made.
(c)    The Company shall cause notice of the application of this Section 8 to be delivered to the Conversion Agent and each holder of the Convertible Preferred Stock at the address of such holder as it appears in the stock register within twenty (20) days after the occurrence of any Share Exchange Transaction and shall issue a press release containing such information and publish such information on its website. Failure to deliver such notice shall not affect the application of this Section 8.
(d)    The provisions of this Section 8 shall similarly apply to successive Share Exchange Transactions.
(e)    Upon the occurrence of a Share Exchange Transaction, the Company shall amend this Certificate of Designations (1) to provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments provided for in Section 13, (2) in the case of any Share Exchange Transaction that results in the common equity of any Person other than the Company (or, for the avoidance of doubt, the Company’s successor in such Share Exchange Transaction) being included as Reference Property, (a) by replacing references to “the Company” (and similar references) in the definitions of “Fundamental Change” and “Continuing Directors” with references to such other Person, (b) by replacing the reference to May 13, 2015 in the definition of “Continuing Directors” with a reference to the effective date of such Share Exchange Transaction (it being understood that the amendments set forth in sub-clauses (a) and (b) above shall not be deemed to prevent such Share Exchange Transaction from constituting a Fundamental Change) and (c) by amending the Dividend Blocker Provisions to apply to such other Person (in addition to the Company or the Company's successor) as if its equity securities were stock ranking junior to the Convertible Preferred Stock and (3) to include such additional provisions to protect the interests of the holders of Convertible Preferred Stock as the Board of Directors reasonably considers necessary by reason of the foregoing. The Company shall not become party to any such Share Exchange Transaction unless its terms are consistent with this Section 8.
Section 9.    Mandatory Conversion.
(a)    At any time on or after May 20, 2020, the Company may issue a press release announcing the Company’s election to cause all (but not less than all) Outstanding shares of the Convertible Preferred Stock to be automatically converted (a “Mandatory Conversion”) into shares of Common Stock, cash or a combination of cash and shares of Common Stock, in each case, in accordance with Section 11(d) and to the fullest extent permitted by law, if the Last Reported Sale Price of the Common Stock equals or exceeds 150% of the then-current Conversion Price for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days (including on the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the Business Day on which the Company issues such press release.
(b)    To exercise the Mandatory Conversion right set forth in clause (a) above, the Company shall issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, a similar broadly disseminated news or press release service selected by the Company in good faith) prior to the open of business on the first Trading Day immediately following any date on which the condition set forth in clause (a) above is met, announcing such Mandatory Conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Convertible Preferred Stock on the same day as the press release announcing the Company’s election to convert the Convertible Preferred Stock; provided that in the case of a Global Preferred Share, such notice shall be delivered in accordance with customary procedures of the Depository. In the case of a Mandatory Conversion, the Conversion Date shall be the date on which the Company issues such press release (the date of such issuance, the “Mandatory Conversion Date”), and, for the avoidance of doubt, all holders shall be deemed “converting holders” for purposes hereof.
(c)    In addition to any information required by applicable law or regulation, the press release and notice of a Mandatory Conversion pursuant to Section 9(b) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the Conversion Rate and the Settlement Method by which the Company has elected to satisfy the Company’s conversion obligation in respect of the Mandatory Conversion (and, if the applicable Settlement Method is Combination Settlement, the applicable Specified Dollar Amount) and, if applicable, the first Trading Day of the applicable Observation Period; and (iii) that dividends on the shares of Convertible Preferred Stock to be converted shall cease to accumulate on the Mandatory Conversion Date.
(d)    On and after the Mandatory Conversion Date, dividends shall cease to accumulate on the Convertible Preferred Stock called for a Mandatory Conversion and all rights of holders of such Convertible Preferred Stock shall terminate, except for the right to receive the shares of Common Stock and/or cash deliverable upon conversion thereof and, if the Mandatory Conversion Date occurs following a Record Date and prior to the related Dividend Payment

Date, the right of the holder of record on such Record Date to receive the full dividend payable on the related Dividend Payment Date.
(e)    The Company may not authorize, issue a press release or give notice of any Mandatory Conversion nor mandatorily convert the Convertible Preferred Stock pursuant to this Section 9 unless, prior to giving the conversion notice, (i) all accumulated and unpaid dividends on the Convertible Preferred Stock (whether or not declared) for Dividend Periods ended prior to the date of such conversion notice shall have been paid and (ii) if the Mandatory Conversion Date occurs following a Record Date and prior to the related Dividend Payment Date, a dividend for the related Dividend Period has been declared and sufficient funds have been set aside for payment of such dividend.
Section 10.    Ranking. The Convertible Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Company, rank:
(a)    senior to all classes or series of common stock of the Company and to any other class or series of Capital Stock of the Company, the terms of which expressly provide that such class or series ranks junior to the Convertible Preferred Stock with respect to payment of dividends or the distribution of assets upon the liquidation, dissolution or winding-up of the Company’s affairs;
(b)    on parity with any other class or series of Capital Stock of the Company, the terms of which expressly provide that such class or series ranks on parity with the Convertible Preferred Stock with respect to payment of dividends and the distribution of assets upon the liquidation, dissolution or winding-up of the Company’s affairs; and
(c)    junior to any other class or series of Capital Stock of the Company, the terms of which expressly provide that such class or series ranks senior to the Convertible Preferred Stock with respect to payment of dividends and the distribution of assets upon the liquidation, dissolution or winding-up of the Company’s affairs.
Section 11.    Conversion.
(a)    Right to Convert. Holders of shares of Convertible Preferred Stock, at their option, shall have the right, at any time and from time to time, to convert all or any whole number of their shares of Convertible Preferred Stock into cash, shares of Common Stock or a combination thereof in accordance with, and subject to, this Section 11.
(b)    Conversion Procedures. Conversion of shares of the Convertible Preferred Stock may be effected by any holder thereof (i) if such holder’s shares of Convertible Preferred Stock are in certificated form, upon the surrender to the Company, at the principal office of the Company or at the office of the Conversion Agent, as may be designated by the Board of Directors, of the certificate or certificates, if any, for such shares of the Convertible Preferred Stock to be converted accompanied by a complete and duly executed Notice of Conversion (as set forth in the form of Convertible Preferred Stock certificate set forth in Exhibit A), which shall specify the name or names in which the holder of shares of Convertible Preferred Stock wishes the shares (if any) of Common Stock issuable upon a conversion to be issued, along with (x) appropriate endorsements and transfer documents as required by the Registrar or Conversion Agent and (y) if required pursuant to Section 11(c), funds equal to the dividend payable on the next Dividend Payment Date or (ii) if such holder’s shares of Convertible Preferred Stock are in the form of Global Preferred Shares, by (x) complying with the procedures of the Depositary in effect at that time and (y) if required pursuant to Section 11(c), paying funds equal to the dividend payable on the next Dividend Payment Date. In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such transfer taxes, the Company shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Convertible Preferred Stock pursuant hereto. On and after the Conversion Date for any Convertible Preferred Stock surrendered for conversion, dividends shall cease to accumulate on such Convertible Preferred Stock and all rights of holders of such Convertible Preferred Stock shall terminate, except for the right to receive the shares of Common Stock, cash or a combination thereof deliverable upon conversion thereof and, if the Conversion Date occurs following a Record Date and prior to the related Dividend Payment Date for a dividend that has been declared, the right of the holder of record on such Record Date to receive the full dividend payable on the related Dividend Payment Date, subject to Section 11(c).
(c)    Dividend and Other Payments Upon Conversion.
(i)    Upon settlement of a conversion of Convertible Preferred Stock, subject to clause (ii) below, a holder shall not receive cash payment of accumulated and unpaid dividends and the Company shall not make any payments in respect of or adjust the Conversion Rate to account for accumulated and unpaid dividends.
(ii)    For the avoidance of doubt, a holder of shares of Convertible Preferred Stock at the close of business on the Record Date for the payment of a declared dividend shall receive that dividend on the related Dividend Payment Date notwithstanding a conversion of the Convertible Preferred Stock following the close of business on such Record Date. Notwithstanding the foregoing, shares of the Convertible Preferred Stock that are converted after the close of business on any Record Date for the payment of declared dividends and before the opening of business on the Dividend Payment Date relating to that Record Date, other than in the case of (x) a conversion in connection with a Fundamental Change or (y) a Mandatory Conversion, must be accompanied by a payment to the Company in cash of an amount equal to the dividend payable in respect of those shares for the Dividend Period in which such shares are converted.
(d)    Settlement upon Conversion.
(i)    Subject to Section 8 and Section 12, upon conversion of any Convertible Preferred Stock, the Company shall pay or deliver, as the case may be, to the converting holder, in respect of each share of Convertible Preferred Stock being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 11(e) (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 11(e) (“Combination Settlement” and each of Cash Settlement, Physical Settlement and Combination Settlement, a “Settlement Method”), at its election, as set forth in this Section 11(d). The Company agrees to comply with all applicable rules of The NASDAQ Global Select Market in connection with any conversion of Convertible Preferred Stock. To the extent that the Company does not have lawfully available funds to satisfy its conversion obligations exclusively in cash, the Company shall elect Physical Settlement or, to the extent that the Company has sufficient lawfully available funds therefor, Combination Settlement with a Specified Dollar Amount that, in the aggregate for all shares of Convertible Preferred Stock that have been converted, will not exceed the amount of funds that the Company has lawfully available for such purpose.
(ii)    The Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates, except that the Company shall use the same Settlement Method for all conversions in connection with a Fundamental Change.
(iii)    If, in respect of any Conversion Date, the Company elects a Settlement Method, the Company shall (x) deliver notice thereof to holders so converting no later than the close of business on the Trading Day immediately following the relevant Conversion Date or (y) in the case of a Mandatory Conversion or a conversion in connection with a Fundamental Change, the Company shall so notify all holders in the notice the Company is required to deliver to holders of such Mandatory Conversion pursuant to Section 9(b) or in the Fundamental Change Company Notice, as the case may be (any such notice specified in sub-clause (x) or (y) above, a “Settlement Notice”). If the Company does not timely elect a Settlement Method in accordance with the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its conversion obligation, and the Specified Dollar Amount per share of Convertible Preferred Stock shall be equal to $1,000. If the Company timely delivers a Settlement Notice electing Combination Settlement in respect of its conversion obligation but does not indicate a Specified Dollar Amount per share of Convertible Preferred Stock in such Settlement Notice, the Specified Dollar Amount per share of Convertible Preferred Stock shall be deemed to be $1,000.
(iv)    The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of the Convertible Preferred Stock (the “Settlement Amount”) shall be computed as follows:
(A)    if the Company elects Physical Settlement, the Company shall deliver to the converting holder in respect of each share of Convertible Preferred

Stock being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;
(B)    if the Company elects Cash Settlement, the Company shall pay to the converting holder in respect of each share of Convertible Preferred Stock being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 50 consecutive Trading Days during the related Observation Period; and
(C)    if the Company elects (or is deemed to have elected) Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting holder in respect of each share of Convertible Preferred Stock being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 50 consecutive Trading Days during the related Observation Period.
(v)    The Company shall deliver the Settlement Amount due in respect of conversion of any Convertible Preferred Stock (x) on the third Business Day immediately following the relevant Conversion Date, if (a) the Company elects Physical Settlement or (b) a transaction of the type described in clause (ii) of the definition of Fundamental Change has occurred in which all holders of Common Stock receive solely cash in consideration for their shares of Common Stock, or (y) on the third Business Day immediately following the last Trading Day of the relevant Observation Period in any other case.
(vi)    Each conversion will be deemed to have been effected as to any converted shares of Convertible Preferred Stock on the relevant Conversion Date; provided, however, that the person in whose name any shares of the Common Stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).
(e)    Fractional Shares. Notwithstanding anything to the contrary herein, the Company shall not issue any fractional share of Common Stock upon conversion of any shares of the Convertible Preferred Stock and shall instead pay cash in lieu of delivering any fractional share of Common Stock upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).
(f)    Total Shares. If more than one share of Convertible Preferred Stock held by the same holder is converted at the same time, the number of whole shares of Common Stock (if any) issuable on conversion of those shares of Convertible Preferred Stock shall be computed on the basis of the total number of shares of Convertible Preferred Stock so converted.
(g)    Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall:

(i)    at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for issuance upon the conversion of shares of the Convertible Preferred Stock, a number of such authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all Outstanding shares of the Convertible Preferred Stock, including the delivery of any Fundamental Change Make-Whole Premium (assuming, for such purposes, that Physical Settlement is applicable to all conversions);
(ii)    prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Convertible Preferred Stock, comply with all applicable federal and state laws and regulations (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Convertible Preferred Stock hereunder); and
(iii)    ensure that all shares of Common Stock delivered upon conversion of the Convertible Preferred Stock (if any) will, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.
Section 12.    Fundamental Change Conversions.
(a)    If (i) a holder of Convertible Preferred Stock elects to convert shares of Convertible Preferred Stock in connection with a Fundamental Change and (ii) the Stock Price is less than or equal to $25.00 per share (subject to adjustment, pursuant to clause (c) below, in the same manner and at the same time as the Stock Prices in the table in clause (d) below), the Conversion Rate shall be increased by a number of additional shares of Common Stock determined as set forth in clause (d) below (such additional shares, if any, the “Fundamental Change Make-Whole Premium”), subject, for the avoidance of doubt, to the Share Cap. The right of a holder to convert its Convertible Preferred Stock in connection with a Fundamental Change and receive the Fundamental Change Make-Whole Premium (if any) is referred to as the “Fundamental Change Conversion Right.” A conversion of Convertible Preferred Stock shall be deemed for purposes of this Section 12 to be “in connection with” a Fundamental Change if the Conversion Date occurs from, and including, the Effective Date of such Fundamental Change to, and including, the date specified by the Company in the Fundamental Change Company Notice as the last date on which a holder of Convertible Preferred Stock may exercise the Fundamental Change Conversion Right for such Fundamental Change, which shall be a date no less than 20 Business Days nor more than 35 Business Days after the Effective Date of such Fundamental Change (such date, the “Fundamental Change Conversion Deadline”). The Convertible Preferred Stock as to which the Fundamental Change Conversion Right has been properly exercised shall be converted into shares of the Common Stock, cash or a combination of cash and shares of the Common Stock, at the Company’s election, in accordance with Section 11(d). To the extent that the Company has funds lawfully available for such purpose, the Company shall pay all accumulated and unpaid dividends on the Convertible Preferred Stock on or before the first date on which the Fundamental Change Conversion Right may be exercised.

(b)    The Fundamental Change Make-Whole Premium, if any, shall be determined pursuant to clause (d) below, subject, for the avoidance of doubt, to the Share Cap, and shall be based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid or deemed to be paid per share of the Common Stock in the Fundamental Change. If holders of the Common Stock receive in exchange for their Common Stock only cash in a Fundamental Change described in clause (ii) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock. In all other cases, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Days immediately prior to, but not including, the Effective Date of the Fundamental Change.
(c)    The Stock Prices set forth in the first row of the table (i.e., the column headings) in clause (d) below shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 13. The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. In addition, the Fundamental Change Make-Whole Premiums set forth in the table shall be subject to adjustment at the same time and in the same manner as the Conversion Rate as set forth in Section 13; provided that the Fundamental Change Make-Whole Premiums, as adjusted, shall be rounded down to the nearest 1/10,000th of a share.
(d)    The following table sets forth the Fundamental Change Make-Whole Premium that, subject to the Share Cap, shall be added to the Conversion Rate for each share of Convertible Preferred Stock that is converted in connection with a Fundamental Change as set forth in this Section 12 for each Stock Price and Effective Date set forth below, in the event that the Stock Price in the Fundamental Change is greater than or equal to $5.59 per share (as adjusted at the same time, and in a manner inverse to, any adjustment to the Conversion Rate pursuant to Section 13) (the “Reference Price”).

	Stock Price
Effective Date	$5.59	$6.00	$6.57	$7.00	$8.00	$9.00	$10.00	$12.50	$15.00	$20.00	$25.00
May 19, 2015	26.6432	24.3286	20.9812	18.6795	14.5110	11.4710	9.1619	5.2492	2.9661	0.7087	0.0000
May 15, 2016	26.6432	23.0407	19.6666	17.3891	13.3544	10.4985	8.3776	4.8527	2.7782	0.6776	0.0000
May 15, 2017	26.6432	21.6862	18.1796	15.8543	11.8480	9.1473	7.2336	4.2108	2.4495	0.6090	0.0000
May 15, 2018	26.6432	20.6221	16.8236	14.3228	10.0980	7.4203	5.6803	3.2561	1.9356	0.4975	0.0000
May 15, 2019	26.6432	20.0916	15.9180	13.1000	8.2165	5.2292	3.5488	1.8583	1.1407	0.3123	0.0000
May 15, 2020 and thereafter	26.6432	20.0634	15.7880	12.8178	7.1903	2.9043	0.0000	0.0000	0.0000	0.0000	0.0000

In the event that the Stock Price in the Fundamental Change is less than the Reference Price, the Fundamental Change Make-Whole Premium that will be added to the Conversion Rate per share of Convertible Preferred Stock that is converted in connection with a Fundamental Change will be equal to (i) the lesser of (a) $1,000 divided by the Stock Price in such Fundamental Change and (b) the Share Cap in effect on the relevant conversion settlement date, less (ii) the then-current Conversion Rate.
Notwithstanding the foregoing, in no event shall the number of shares of Common Stock issuable upon conversion per share of Convertible Preferred Stock exceed the Share Cap in effect on the relevant conversion settlement date.
The exact Stock Price and/or Effective Date may not be set forth on the table above, in which case:
(i)    if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Fundamental Change Make-Whole Premium shall be determined by a straight-line interpolation between the Fundamental Change Make-Whole Premiums set forth for the higher and lower Stock Prices or the earlier and later Effective Dates based on a 365-day year, as applicable; and
(ii)    if the Stock Price is greater than $25.00 per share (subject to adjustment at the same time and in the same manner as the Stock Prices set forth in the column headings in the table above, as provided in clause (c) above), no Fundamental Change Make-Whole Premium shall be added to the Conversion Rate.
(e)    The Company shall notify all record holders of Convertible Preferred Stock of the anticipated Effective Date of a Fundamental Change by the later of 20 days prior to the anticipated Effective Date of such Fundamental Change and the first public disclosure by the Company of the anticipated Fundamental Change, if practicable, and otherwise by the earliest practicable date. In addition, the Company shall send a notice to all record holders of the occurrence of a Fundamental Change within five Business Days immediately after the Effective Date of the Fundamental Change (the “Fundamental Change Company Notice”) and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date. Such Fundamental Change Company Notice shall state, in addition to any other information the Company shall reasonably determine appropriate to include therein:
(i)    the events constituting the Fundamental Change;
(ii)    the Effective Date and the Stock Price of the Fundamental Change;
(iii)    the name and address of the Paying Agent and the Conversion Agent;
(iv)    (x) the Conversion Rate, any Fundamental Change Make-Whole Premium, the Share Cap and the formula for determining the applicable Conversion Rate for conversions in connection with such Fundamental Change and (y) the applicable

Settlement Method (and, if the applicable Settlement Method is Combination Settlement, the applicable Specified Dollar Amount);
(v)    the procedures that the holder of Convertible Preferred Stock must follow to exercise the Fundamental Change Conversion Right; and
(vi)    the Fundamental Change Conversion Deadline.
To the extent the Fundamental Change Company Notice is sent to holders later than the fifth Business Day immediately after the Effective Date of any Fundamental Change, the Fundamental Change Conversion Deadline shall be subject to extension by a number of Business Days equal the number of Business Days after such fifth Business Day on which the Fundamental Change Company Notice is so sent.
(f)    To exercise the Fundamental Change Conversion Right, a holder of the Convertible Preferred Stock shall comply with the conversion procedures set forth in Section 11(b) on or before the close of business on the Fundamental Change Conversion Deadline. For the avoidance of doubt, the relevant Notice of Conversion shall state:
(iv)    if certificated, the certificate numbers of the shares of Convertible Preferred Stock to be converted;
(v)    the whole number of shares of the Convertible Preferred stock to be converted pursuant to the Fundamental Change Conversion Right; and
(vi)    that the shares of the Convertible Preferred Stock are to be converted pursuant to the Fundamental Change Conversion Right.
(g)    Nothing in this Section 12 shall prevent an adjustment to the Conversion Rate pursuant to Section 13 in respect of a Fundamental Change.
Section 13.    Conversion Rate Adjustments. The Conversion Rate shall be adjusted as set forth below, except that the Company shall not make any adjustments to the Conversion Rate if holders of the Convertible Preferred Stock participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Convertible Preferred Stock, in any of the transactions described below without having to convert their Convertible Preferred Stock as if they held, for each share of Convertible Preferred Stock they hold, a number of shares of the Common Stock equal to the Conversion Rate:
(a)    If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0
=    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	= the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	= the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS1	= the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment to the Conversion Rate made pursuant to this Section 13(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 13(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(b)    If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:
where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	= the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	= the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	= the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y
=    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 13(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
For purposes of this Section 13(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding:
(iii)    dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 13(a) or Section 13(b);
(iv)    dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 13(d); and
(v)    Spin-Offs as to which the provisions set forth in the fourth and fifth paragraphs of this Section 13(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness or other assets, or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:
where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	= the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0
=    the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	= the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Any increase made pursuant to the portion of this Section 13(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of Convertible Preferred Stock shall receive, in respect of each share of Convertible Preferred Stock, at the same time and upon the same terms as holders of the Common Stock and without having to convert its shares of Convertible Preferred Stock, the amount and kind of Distributed Property that such holder would have received if such holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.
With respect to an adjustment pursuant to this Section 13(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	= the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	= the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV
=    the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of “Last Reported Sale Price” as if references therein to the Common Stock were to such Capital Stock or similar equity interests) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	= the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The increase to the Conversion Rate pursuant to the immediately preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the immediately preceding paragraph to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of the Observation Period in respect of any conversion, references in the immediately preceding paragraph to 10 Trading Days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.
For purposes of this clause (c) (and subject in all respects to Section 14), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this clause (c) (and no adjustment to the Conversion Rate under this clause (c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this clause (c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Certificate of Designations, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this clause (c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of clause (a) above, clause (b) above and this clause (c), if any dividend or distribution to which this clause (c) is applicable also includes one or both of:
(A)    a dividend or distribution of shares of Common Stock to which clause (a) above is applicable (the “Clause A Distribution”); or
(B)    a dividend or distribution of rights, options or warrants to which clause (b) above is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this clause (c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this clause (c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by clause (a) and clause (b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective

Date” within the meaning of clause (a) above or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of clause (b) above.
(d)    If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:
where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	= the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	= the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	= the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of the Common Stock.
Any increase made pursuant to this Section 13(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of Convertible Preferred Stock shall receive, for each share of Convertible Preferred Stock, at the same time and upon the same terms as holders of the Common Stock and without having to convert its shares of Convertible Preferred Stock, the amount of cash that such holder would have received if such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.
(e)    If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0
=    the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1
=    the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	= the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0
=    the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1
=    the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1
=    the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate made pursuant to the immediately preceding paragraph shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of the Observation Period in respect of any conversion, references in the immediately preceding paragraph to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.
(f)    All required calculations under this Section 13 shall be made by the Company and shall be made to the nearest cent or one-ten thousandth (1/10,000th) of a share, as the case may be, unless expressly specified to the contrary herein.
(g)    Notwithstanding this Section 13, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as set forth above, and a holder that has converted its Convertible Preferred Stock on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date pursuant to Section 11(d) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 13, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting holder. Instead, such holder shall be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(h)    The Conversion Rate shall not be adjusted except as expressly set forth in Section 12 and this Section 13. Without limiting the foregoing, the Conversion Rate shall not be adjusted for:
(i)    the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii)    the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Company or assumed by the Company or any of the Company’s Subsidiaries;
(iii)    the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in sub-clause (ii) above and outstanding as of the Date of First Issuance;
(iv)    solely a change in the par value of the Common Stock; or
(v)    accumulated and unpaid dividends, if any.
Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(i)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Conversion Agent a certificate executed by an Officer setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Conversion Agent shall have received such certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of Convertible Preferred Stock at its last address appearing in the stock register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(j)    For purposes of this Section 13, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 13, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. For the avoidance of doubt, any decrease to the Conversion Rate that reverses an earlier increase in the Conversion Rate, in each case, pursuant this Section 13, shall not have retroactive effect for purposes of determining the Conversion Rate on any Conversion Date, or any Trading Day included in any Observation Period, that occurs following such increase and prior to such decrease.
(k)    Whenever any provision hereof requires the Company to calculate the Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts or Last Reported Sale Prices over a span of multiple days (including the Stock Price for purposes of Section 12), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the period when the Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts or Last Reported Sale Prices are to be calculated.
(l)    To the extent permitted by applicable law and the rules of The NASDAQ Global Select Market and any other securities exchange on which securities of the Company are then listed, (i) in addition to the adjustments pursuant to paragraphs (a) through (e) above, the Company may, but is not required to, increase the Conversion Rate in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes, and (ii) the Company may, from time to time, increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company has determined (which determination will be conclusive) that such increase would be in its best interests. In the case of any such increase, the Company shall mail to holders of the Convertible Preferred Stock a notice of the increased Conversion Rate and the period during which it will be in effect at least 15 calendar days prior to the date the increased Conversion Rate takes effect in accordance with applicable law.

Section 14.    Rights Issued in Respect of Common Stock Issued Upon Conversion. If the Company has in effect a rights plan while any Convertible Preferred Stock remains Outstanding, holders of Convertible Preferred Stock shall receive, upon a conversion of their Convertible Preferred Stock, in addition to shares of Common Stock (if any) deliverable upon conversion, rights under the Company’s shareholder rights agreement. However, if, prior to conversion, the rights provided for in the rights plan adopted by the Company have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock Distributed Property pursuant to Section 13(c), subject to readjustment upon the subsequent expiration, termination or redemption of the rights.
Section 15.    Transfer Agent and Registrar. The duly appointed transfer agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Convertible Preferred Stock shall be Computershare Inc. The Company may, in its sole discretion, remove the Transfer Agent or Registrar in accordance with the agreement between the Company and the Transfer Agent or Registrar, as the case may be; provided that the Company shall appoint a successor transfer agent or registrar who shall accept such appointment prior to the effectiveness of such removal.
Section 16.    Currency. All shares of Convertible Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to “$”or “dollars” refer to U.S. currency.
Section 17.    Form.
(a)    The Convertible Preferred Stock shall be initially issued in the form of one or more permanent global shares of Convertible Preferred Stock (each, a “Global Preferred Share”) in definitive, fully registered form with the global legend (the “Global Shares Legend”) as set forth on the form of Convertible Preferred Stock certificate. The Convertible Preferred Stock certificate and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and expressly made a part of this Certificate of Designations.
The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Global Preferred Shares shall be deposited on behalf of the holders of the Convertible Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. At such time as all interests in a Global Preferred Share have been converted, cancelled, repurchased or transferred, such Global Preferred Share shall be, upon receipt thereof, cancelled by the Company in accordance with standing procedures and existing instructions between the Depositary and the Company.

This Section 17(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Company shall execute and the Registrar shall, in accordance with this Section 17, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share.
Notwithstanding any other provisions of this Certificate of Designations (other than the provisions set forth in this Section 17(a)) a Global Preferred Share may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchanges of portions of a Global Preferred Share for Convertible Preferred Stock in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) pursuant to clause (z) of the immediately following paragraph.
Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Convertible Preferred Stock, unless (x) DTC notifies the Company that is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Company does not appoint a qualified replacement for DTC within 90 days, (y) DTC ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for DTC within 90 days or (z) a beneficial owner seeking to exercise or enforce its rights in the case of a breach by the Company of the Company’s obligations under the Convertible Preferred Stock requests that its shares be issued as definitive certificated shares of Convertible Preferred Stock. In any such case, the Global Preferred Shares shall be exchanged in whole (or, in the case of clause (z) above, the portion of a Global Preferred Share beneficially owned by the relevant beneficial owner) for certificated shares of Convertible Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Certificated shares of Convertible Preferred Stock shall be registered in the name or names of the Person or Person specified by DTC in a written instrument to the Registrar (or, in the case of clause (z) above, in the name of the relevant beneficial owner).

(b)
(i)    An Officer shall sign the Global Preferred Shares for the Company, in accordance with the Company’s bylaws and applicable law, by manual or facsimile signature.
(ii)    If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent authenticates the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.
(iii)    A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Global Preferred Share. The signature shall be conclusive evidence that such Global Preferred Share has been authenticated under this Certificate of Designations. Each Global Preferred Share shall be dated the date of its authentication.
(c)    Every share of Convertible Preferred Stock that bears or is required under this Section 17(c) to bear the legend set forth in this Section 17(c) (together with any Common Stock issued upon conversion of the Convertible Preferred Stock that is required to bear the legend set forth in Section 17(d), collectively “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 17(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 17(c) and Section 17(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition, by operation of law or otherwise, whatsoever of any Restricted Security.
Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year or such shorter period of time as permitted by Rule 144 or any successor provision thereto after the last date of original issuance of the Convertible Preferred Stock (including the last date of issuance of any additional shares of Convertible Preferred Stock issued pursuant to the exercise of the initial purchasers’ option, pursuant to the Purchase Agreement, dated May 13, 2015, among such initial purchasers and the Company, to purchase additional shares of Convertible Preferred Stock) and (2) such later date, if any, as may be required by applicable law, any certificate evidencing the Convertible Preferred Stock (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 17(d), if applicable) shall bear a legend in substantially the following form (unless such shares of Convertible Preferred Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the Transfer Agent):
THIS SHARE OF CONVERTIBLE PREFERRED STOCK AND THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF CONVERTIBLE

PREFERRED STOCK, IF ANY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF CONVERTIBLE PREFERRED STOCK OR THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF CONVERTIBLE PREFERRED STOCK, IF ANY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.
BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
1.     REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
2.     AGREES FOR THE BENEFIT OF COWEN GROUP, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF ORIGINAL ISSUANCE HEREOF (INCLUDING THE LAST DATE OF ISSUANCE OF ANY ADDITIONAL SHARES OF CONVERTIBLE PREFERRED STOCK ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL SHARES), AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE

SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
No transfer of any Convertible Preferred Stock prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
Any share of Convertible Preferred Stock (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Convertible Preferred Stock for exchange to the Registrar, be exchanged for a new share or shares of Convertible Preferred Stock, of like aggregate number of shares of Convertible Preferred Stock, which shall not bear the restrictive legend required by this Section 17(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Registrar in writing to so surrender any Global Preferred Share as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Registrar shall so surrender such Global Preferred Share for exchange; and any new Global Preferred Share so exchanged therefor shall not bear the restrictive legend specified in this Section 17(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Transfer Agent upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Convertible Preferred Stock or the Common Stock issued upon conversion of the Convertible Preferred Stock has been declared effective under the Securities Act.
(d)    Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of Convertible Preferred Stock shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of shares of Convertible Preferred Stock that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Transfer Agent):
THIS SHARE OF CLASS A COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.
BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
1.     REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
2.     AGREES FOR THE BENEFIT OF COWEN GROUP, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 5.625% SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK (INCLUDING THE LAST DATE OF ISSUANCE OF ANY ADDITIONAL SHARES OF THE COMPANY’S 5.625% SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL SHARES), AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 17(d).
(e)    Any Global Preferred Share (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof) shall bear a legend in substantially the following form until the Resale Restriction Termination Date:
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS SHARE OF CONVERTIBLE PREFERRED STOCK OR A BENEFICIAL INTEREST HEREIN.
(f)    The Company shall not, the Company shall cause its Subsidiaries not to, and the Company shall use its best efforts to cause any of its Affiliates that are not its Subsidiaries not to, (i) prior to the Resale Restriction Termination Date, acquire any beneficial interest in any shares of the Convertible Preferred Stock that are Global Preferred Shares or (ii) at any time, resell any shares of the Convertible Preferred Stock that (x) are Global Preferred Shares, (y) upon such resale would constitute “restricted securities” under Rule 144 and (z) have been acquired by any of them.
(g)    The Convertible Preferred Stock shall initially be issued with a restricted CUSIP number.

(h)    The Convertible Preferred Stock shall be a “security” governed by Article 8 of the New York Uniform Commercial Code.
Section 18.    Paying Agent and Conversion Agent.
(a)    The Company shall maintain in the United States (i) an office or agency where Convertible Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Convertible Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Company. The Company may appoint the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Company or any of its Affiliates may act as Paying Agent or Conversion Agent.
(b)    Payments due on the Convertible Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Company, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Convertible Preferred Stock register. Notwithstanding the foregoing, payments due in respect of beneficial interests in the Global Preferred Shares shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.
Section 19.    At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Convertible Preferred Stock or any shares of Common Stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to any holder, beneficial owner or prospective purchaser of such Convertible Preferred Stock or any shares of Common Stock issuable upon conversion of such Convertible Preferred Stock, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Convertible Preferred Stock or shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any holder or beneficial owner of such Convertible Preferred Stock or such Common Stock may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such Convertible Preferred Stock or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Section 20.    Headings. The headings of the sections of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 19th day of May, 2015.
COWEN GROUP, INC.

By:	_/s/ Stephen A. Lasota ____________ Stephen A. Lasota
Chief Financial Officer
Attest:

By:	_/s/ Owen S. Littman _______________ Owen S. Littman General Counsel and Corporate Secretary
[Signature Page – Cowen Group, Inc. Certificate of Designations]

EXHIBIT A
[FORM OF FACE OF SECURITY]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL PREFERRED SHARE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
[THIS SHARE OF CONVERTIBLE PREFERRED STOCK AND THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF CONVERTIBLE PREFERRED STOCK, IF ANY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF CONVERTIBLE PREFERRED STOCK OR THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF CONVERTIBLE PREFERRED STOCK, IF ANY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.
BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
1.    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.    AGREES FOR THE BENEFIT OF COWEN GROUP, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF ORIGINAL ISSUANCE HEREOF (INCLUDING THE LAST DATE OF ISSUANCE OF ANY ADDITIONAL SHARES OF CONVERTIBLE PREFERRED STOCK ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL SHARES), AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    TO A PERSON BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE

THIS SHARE OF CONVERTIBLE PREFERRED STOCK OR A BENEFICIAL INTEREST HEREIN.]

Number of Shares of
Certificate Number:    Preferred Stock
[           ]    [Initially:][           ]
CUSIP NO.: 223622 408
5.625% Series A Cumulative Perpetual Convertible Preferred Stock
of
COWEN GROUP, INC.
COWEN GROUP, INC., a Delaware corporation (the “Company”), hereby certifies that [___________] [CEDE & CO.] is the registered owner of [___________] [a number of] fully paid and non-assessable shares of convertible preferred stock, par value $0.01 per share, of the Company designated as the 5.625% Series A Cumulative Perpetual Convertible Preferred Stock (the “Convertible Preferred Stock”) [as set forth in Schedule A hereto]. The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are as specified in, and the shares of the Convertible Preferred Stock are issued and shall in all respects be subject to the provisions of, the Certificate of Designations of 5.625% Series A Cumulative Perpetual Convertible Preferred Stock dated May 19, 2015, as the same may be amended from time to time (the “Certificate of Designations”), which is on file at the principal office of the Company. Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to the Certificate of Designations, which shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid for any purpose.

IN WITNESS WHEREOF, we have executed and subscribed this certificate and do affirm the foregoing as true under the penalties of perjury this ___ day of ________, 20__.
COWEN GROUP, INC.
By:    _____________________________
Name:    _____________________________
Title:    _____________________________
Attest:
By:    _____________________________
Name:    _____________________________
Title:    _____________________________

[FORM OF TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION]
These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated: _______________
COMPUTERSHARE INC., as Transfer Agent

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]
COWEN GROUP, INC.
5.625% Series A Cumulative Perpetual Convertible Preferred Stock
Cumulative dividends on each share of Convertible Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.
The shares of Convertible Preferred Stock shall be convertible at the option of the holder or, subject to certain conditions specified in the Certificate of Designations, at the option of the Company, in each case, in the manner and according to the terms set forth in the Certificate of Designations. If any holder of shares of Convertible Preferred Stock elects to convert its shares in connection with a Fundamental Change, the Company shall, under certain conditions specified in the Certificate of Designations, adjust the Conversion Rate for shares of Convertible Preferred Stock surrendered for conversion as set forth in the Certificate of Designations. In addition, the shares of Convertible Preferred Stock are subject to certain restrictions on transfer as set forth in the Certificate of Designations.
As required under Delaware law, the Company shall furnish to any holder upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined. Any such request is to be addressed to the Secretary of the Company or to the Registrar named on the face of this certificate.

[FORM OF NOTICE OF CONVERSION]
(To be executed by the registered holder in order to convert the Convertible Preferred Stock)
The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 5.625% Series A Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”) of Cowen Group, Inc. (the “Company”), represented by stock certificate No(s). _____________________________________________________________________

(the “Preferred Stock Certificate(s)”), into shares of common stock (the “Common Stock”) of the Company, cash or a combination thereof according to the conditions of the Certificate of Designations, of the Convertible Preferred Stock (the “Certificate of Designations”). The Company will pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of the Common Stock upon conversion of the Convertible Preferred Stock, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax. A copy of each Preferred Stock Certificate(s) are attached hereto (or evidence of loss, theft or destruction thereof).
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.
[The undersigned is effecting this Conversion pursuant to the Fundamental Change Conversion Right.]
Number of shares of Convertible Preferred Stock to be converted:
Name or Names (with addresses) in which the certificate or certificate for any shares of Common Stock to be issued are to be registered:

Signature:
Name of registered holder:
Fax No.:
Telephone No.:

[FORM OF ASSIGNMENT AND TRANSFER]
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:
________________________________________________________________
________________________________________________________________
(Insert assignee’s social security or tax identification number)
________________________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
________________________________________________________________
________________________________________________________________
agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
In connection with any transfer of the within share of Convertible Preferred Stock occurring prior to the Resale Restriction Termination Date, as defined in the Certificate of Designations, the undersigned confirms that such Convertible Preferred Stock is being transferred:
To Cowen Group, Inc. or a Subsidiary thereof; or
Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
To a person reasonably believed to be a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, all in compliance with Rule 144A under the Securities Act of 1933, as amended; or
Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.
Date: __________________
Signature: ______________________
(Sign exactly as your name appears on the other side of this Convertible Preferred Stock)
Signature Guarantee: _____________________

SCHEDULE A
SCHEDULE OF EXCHANGES
COWEN GROUP, INC.
5.625% Series A Cumulative Perpetual Convertible Preferred Stock
The initial number of shares of Convertible Preferred Stock represented by this Global Preferred Share is [_______]. The following exchanges of a part of this Global Preferred Share have been made:

Date of exchange	Amount of decrease in number of shares represented by this Global Preferred Share	Amount of increase in number of shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized signatory of Registrar